Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 24, 2021)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 26, 2020 of $29,823,300 or $7.72 per share diluted compared to net income of $32,149,300 or $7.84 per share diluted in 2019. The fourth quarter 2020 net income was $8,092,300 or $2.09 per share diluted, compared to net income of $8,461,400 or $2.08 per share diluted, for the same period last year. Revenues for the year ended December 26, 2020 were $66,061,800, down from $73,298,900 in 2019.

“In light of the disruption to our franchise store operations from the resurgence of COVID-19 during the fourth quarter, we are satisfied with our results,” commented Brett D. Heffes, Chairman and Chief Executive Officer.  “Our franchisees and employees have continued to respond well to the challenging environment with resolve and determination.  Our committed franchisees continue to serve local communities by providing a safe, convenient way to buy and sell gently used items.  Winmark continues to be a leader in the circular economy and has been at the forefront of the sustainability movement for over thirty years.”

Winmark Corporation creates, supports and finances business. At December 26, 2020, there were 1,264 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 30 retail franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 26, 2020	December 28, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$6,659,000	$25,130,300
Restricted cash	25,000	50,000
Receivables, net	1,581,900	1,669,500
Net investment in leases - current	8,687,500	12,800,100
Income tax receivable	221,200	497,900
Inventories	106,600	86,000
Prepaid expenses	995,200	968,100
Total current assets	18,276,400	41,201,900

Net investment in leases – long-term	4,573,600	12,505,500
Property and equipment, net	2,332,800	2,772,600
Operating lease right of use asset	3,226,300	3,595,200
Goodwill	607,500	607,500
Other assets	435,900	492,500
Deferred income taxes	1,890,700	667,000
	$31,343,200	$61,842,200

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,236,100	$3,736,100
Accounts payable	1,769,600	1,015,000
Accrued liabilities	2,624,000	2,783,100
Discounted lease rentals	1,096,600	2,680,700
Deferred revenue	1,657,400	1,717,000
Total current liabilities	11,383,700	11,931,900
Long-Term Liabilities:
Notes payable, net	17,632,700	21,868,800
Discounted lease rentals	574,000	836,900
Deferred revenue	7,050,900	7,858,500
Operating lease liabilities	5,307,400	5,846,100
Other liabilities	773,200	1,051,700
Total long-term liabilities	31,338,200	37,462,000
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,756,028 and 3,947,858 shares issued and outstanding	9,281,800	11,929,300
Retained earnings (accumulated deficit)	(20,660,500)	519,000
Total shareholders’ equity (deficit)	(11,378,700)	12,448,300
	$31,343,200	$61,842,200

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Revenue:
Royalties	$13,097,900	$13,198,400	$46,286,200	$51,421,800
Leasing income	2,443,200	3,322,000	14,484,000	16,055,800
Merchandise sales	468,600	581,500	2,215,400	2,618,800
Franchise fees	379,600	357,800	1,444,500	1,540,900
Other	406,000	422,900	1,631,700	1,661,600
Total revenue	16,795,300	17,882,600	66,061,800	73,298,900
Cost of merchandise sold	441,900	545,300	2,103,900	2,469,700
Leasing expense	178,900	389,100	2,622,600	2,031,100
Provision for credit losses	(243,600)	(102,200)	(79,300)	(78,300)
Selling, general and administrative expenses	5,484,000	6,107,400	21,203,100	25,745,300
Income from operations	10,934,100	10,943,000	40,211,500	43,131,100
Interest expense	(327,900)	(382,400)	(1,737,500)	(1,731,100)
Interest and other income	15,700	73,300	43,400	67,400
Income before income taxes	10,621,900	10,633,900	38,517,400	41,467,400
Provision for income taxes	(2,529,600)	(2,172,500)	(8,694,100)	(9,318,100)
Net income	$8,092,300	$8,461,400	$29,823,300	$32,149,300
Earnings per share - basic	$2.16	$2.18	$8.02	$8.37
Earnings per share - diluted	$2.09	$2.08	$7.72	$7.84
Weighted average shares outstanding - basic	3,747,604	3,874,570	3,719,485	3,840,638
Weighted average shares outstanding - diluted	3,879,796	4,065,566	3,863,264	4,100,629